Exhibit 99.1

PRESS RELEASE
Contact: Courtney Guertin
Public Relations Specialist
401-457-9501 (w)
courtney.guertin@lintv.com

LIN TV Corp. Exploring Strategic Alternatives
Providence, RI, May 18, 2007 — LIN TV Corp. (NYSE: TVL) confirmed today that it has retained J.P. Morgan Securities Inc. to explore strategic alternatives, including a possible sale of the Company. No decision has been made to sell the Company at this time. The Company emphasizes that it is unable to predict if this review of strategic alternatives will result in any transaction.
The Company does not expect to make further public comments with respect to this announcement unless such review of strategic alternatives results in a transaction.
Safe Harbor Statement
 This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties, including, among other factors, general economic conditions, demand for advertising, the war in Iraq or other geopolitical events, competition for audience and programming, government regulations and new technologies, that could cause actual results of LIN TV to differ materially from the forward-looking statements. Factors that could contribute to such differences include the risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.
About LIN TV

LIN TV (NYSE: TVL) delivers quality television, digital media and online news operations through 29 owned and/or operated television stations and websites in 17 cities located primarily in the top 100 markets, servicing 9% of U.S. television households.

LIN TV has and continues to identify and implement innovative business strategies, including being an early adopter of digital television, in order to provide superior viewing quality to our customers. Financial information and overviews of our stations are available at www.lintv.com.
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